Exhibit 3.3

AMENDED AND RESTATED BY-LAWS OF

CRANE NXT, CO.

April 3, 2023

ARTICLE I

DEFINITIONS, OFFICES

Section 1. Definitions. When used herein, “Corporation” shall mean this Corporation and “Board” shall mean the Board of Directors of the Corporation.

Section 2. Principal Office. The principal office of the Corporation shall be located in the City of Waltham, State of Massachusetts.

Section 3. Other Offices. The Corporation may have and maintain such other business office or offices, either within or without the State of Massachusetts, as the Board may from time to time determine.

Section 4. Registered Office. The registered office of the Corporation shall be at such address as the Board may from time to time determine.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of stockholders of the Corporation for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board. Any other proper business may be transacted at the annual meeting of the stockholders.

Section 2. Special Meetings. Special meetings of stockholders for any purpose may be called at any time only by a majority of the entire Board or by the Chairman of the Board. A call for a special meeting of stockholders shall be in writing, filed with the Secretary of the Corporation, and shall specify the place, if any, date and time of holding such meeting and the purpose or purposes for which it is called.

Section 3. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 4. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Massachusetts, as shall be designated from time to time by the Board. The Board may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 5. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL, and such notice shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

Attendance of a person at a meeting of stockholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Record Dates. The Board may fix in advance a date, not more than sixty (60) nor fewer than ten (10) days prior to the date of any meeting of stockholders, nor more than sixty (60) days prior to the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be the stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 7. Voting Lists. The officer or agent having charge of the transfer book for shares of stock of the Corporation shall prepare, not later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock of the Corporation registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days ending on the day before the meeting date either on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The original share or stock ledger or transfer book or a duplicate thereof, shall be the only evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of stockholders.

Section 8. Quorum; Adjournment; Postponement. At any meeting of stockholders the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes unless a greater or lesser quorum shall be provided by law or by the Certificate of Incorporation and in such case the representation of the number so required shall constitute a quorum. The stockholders present in person or by proxy at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

Whether or not a quorum is present, the meeting may be adjourned from time to time by the chairman of such meeting or by the Board of Directors, without the need for approval thereof by stockholders to reconvene at the same or some other place. Notice need not be given of any such adjourned or postponed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or postponed meeting are (i) with respect to an adjourned meeting, (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (c) set forth in the notice of meeting given in accordance with Section 5 of this Article II, or (ii) with respect to a postponed meeting, are publicly announced. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting if held at the time specified in the notice thereof. If the adjournment or postponement is for more than thirty (30) days, notice of the adjourned or postponed meeting in accordance with the requirements of Section 5 hereof shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment or postponement, a new record date for stockholders entitled to vote is fixed for the adjourned or postponed meeting, the Board of Directors shall fix a new record date for notice of such adjourned or postponed meeting in accordance Section 6 of this Article II, and shall give notice of the adjourned or postponed meeting to each stockholder of record entitled to vote at such adjourned or postponed meeting as of the record date fixed for notice of such adjourned or postponed meeting.

Section 9. Voting and Proxies. Each holder of common stock of the Corporation shall be entitled to one vote per share held of record upon each matter on which stockholders generally are entitled to vote. Such votes may be cast in person or by proxy as provided in this Section 9.

Except as provided in Section 3 of Article III of these By-laws, a nominee for director shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that the directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 12 of Article II of these By-laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the fourteenth (14th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders.

All other action (unless a greater plurality is required by law or by the Certificate of Incorporation or by these By-laws) shall be authorized by a majority of the votes cast by the holders of shares of stock of the Corporation entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, by a majority of the votes cast by stockholders of such class, present in person or represented by proxy.

Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine the identity of the stockholder granting such authorization. Unless otherwise provided by law, all questions regarding the validity or sufficiency of a proxy shall be decided by the Secretary of the Corporation.

Section 10. Voting of Shares by Certain Holders.

(a) Shares of stock of the Corporation registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

(b) Shares of stock of the Corporation registered in the name of a deceased person may be voted by his administrator or his executor either in person or by proxy.

(c) Shares of stock of the Corporation registered in the name of a receiver may be voted by such receiver, and shares of stock of the Corporation held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed, and a certified copy of such order is filed with the Secretary of the Corporation before or at the time of the meeting.

(d) A stockholder whose shares of stock of the Corporation are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e) Shares of stock of the Corporation belonging to it shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time, but shares of stock of the Corporation held by it in a fiduciary capacity may be voted and shall be counted in determining the number of outstanding shares at any given time.

Section 11. Inspectors. At each meeting of stockholders, the chairman of the meeting may appoint one or more inspectors of voting whose duty it shall be to receive and count the ballots and make a written report showing the results of the balloting.

Section 12. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board at an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors, may be made at such meeting (a) by or at the direction of the Board (or any duly authorized Committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual or special meeting of stockholders, (ii) who complies with the notice procedures set forth in this Section 12 and (iii) who complies with the requirements of Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary of the Corporation must be delivered to, or be mailed and received at, the principal executive offices of the Corporation (a) in the case of an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than ninety (90) days prior to the date of the annual meeting of stockholders or, if later, the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual or special meeting of stockholders called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth the following information:

(a) as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether, and the extent to which, any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to shares of stock of the Corporation and copies of all agreements and other documents relating to each such derivative securities and other derivatives or similar arrangements and (D) whether, and the extent to which, any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to shares of stock of the Corporation and copies of all agreements and other documents relating thereto; (iv) a written questionnaire completed by on behalf of such person with respect to the background, qualification and experience of such person (which questionnaire shall be provided by the Secretary of the Corporation upon written request); (v) such person’s written representation and agreement that such person (A) is not, and will not become, a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation in such representation and agreement, (B) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement and (C) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation which are generally applicable to non-employee directors and (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

(b) as to the stockholder giving the notice, as well as the beneficial owner and any other person, if any, on whose behalf the nomination is being made, (i) the name and address of such person; (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by each such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of stock of the Corporation owned beneficially but not of record by each such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether, and the extent to which, any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of each such person, or any affiliates or associates of such person, with respect to shares of stock of the Corporation and copies of all agreements and other documents relating to each such derivative securities and other derivatives or similar arrangements and (D) whether, and the extent to which, any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to shares of stock of the Corporation and copies of all agreements and other documents relating thereto; (iii) a description of (A) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (B) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the Corporation or their ownership of capital stock of the Corporation and (C) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual or special meeting of stockholders to nominate the persons named in its notice and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must include all other information required by Rule 14a-19 under the Exchange Act and must be accompanied by a written consent of each proposed nominee to being named as a nominee in any proxy statement relating to the annual or special meeting of stockholders, as applicable, and to serve as a director, if elected.

The notice must be accompanied by (x) a signed and notarized statement of the stockholder giving the notice certifying that, to the best of such person’s knowledge, (1) all information contained in the notice is true and complete in all respects, (2) the notice complies with this Section 12 and (3) such stockholder or beneficial owner and any other person, if any, will continue to hold all shares of stock of the Corporation referenced in Section 12(b)(ii)(A) through and including the time of the annual meeting of stockholders (including any adjournment or postponement thereof); and (y) a signed and notarized certificate of each person whom the stockholder proposes to nominate for election as a director certifying that, to the best of such person’s knowledge, the information contained in the notice regarding such proposed nominee and any affiliate or associate of such person is true and complete.

A stockholder providing notice of any nomination proposed to be made at an annual or special meeting of stockholders shall also confirm at the time of the notice that such stockholder agrees to (x) provide on behalf of each proposed nominee any such other information as the Corporation may reasonably request, promptly following receipt of any such request, to determine the qualifications of any such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, (y) further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 12 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual or special meeting of stockholders, and such update and supplement shall be delivered to, or be mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual or special meeting of stockholders and (z) provide evidence that the stockholder providing notice of any nomination has solicited proxies from holders representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote in the election of directors, and such update and supplement shall be delivered to or be mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the stockholder files a definitive proxy statement in connection with such annual or special meeting of stockholders.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures or that the solicitation in support of the nominees other than the Corporation’s nominees was not conducted in compliance with Rule 14a-19 under the Exchange Act, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 13. Nature of Business to be Transacted at Meetings of Stockholders. Only such business (other than nominations for election to the Board, which must comply with the provisions of Section 12 of this Article) may be transacted at an annual meeting of stockholders as is either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board (or any duly authorized Committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized Committee thereof), or (c) otherwise properly brought before the meeting by a stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 13 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting of stockholders and (ii) who complies with the notice procedures set forth in this Section 13.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting of stockholders by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary of the Corporation must be delivered to, or be mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than ninety (90) days prior to the date of the annual meeting of stockholders or, if later, the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting of stockholders, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth the following information:

(a) as to each matter such stockholder proposes to bring before the annual meeting of stockholders, a brief description of the business desired to be brought before the annual meeting of stockholders and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these By-laws, the text of the proposed amendment), and the reasons for conducting such business at the annual meeting of stockholders, and

(b) as to the stockholder giving the notice, as well as the beneficial owner and any other person, if any, on whose behalf the proposal is being made, (i) the name and address of such person; (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to shares of stock of the Corporation and copies of all agreements and other documents relating to each such derivative securities and other derivatives or similar arrangements and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to shares of stock of the Corporation and copies of all agreements and other documents relating thereto; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (A) the Corporation or (B) the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting of stockholders to bring such business before the meeting and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting of stockholders pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

The notice must be accompanied by a signed and notarized statement of the stockholder giving the notice certifying that, to the best of such person’s knowledge, (1) all information contained in the notice is true and complete in all respects, (2) the notice complies with this Section 13 and (3) such stockholder or beneficial owner and any other person, if any, will continue to hold all shares referenced in Section 13(b)(ii)(A) through and including the time of the annual meeting of stockholders (including any adjournment or postponement thereof).

A stockholder providing notice of business proposed to be brought before an annual meeting of stockholders shall also confirm at the time of the notice that such stockholder agrees to further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting of stockholders and such update and supplement shall be delivered to, or be mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting of stockholders.

No business shall be conducted at an annual meeting of stockholders except business brought before the annual meeting of stockholders in accordance with the procedures set forth in this Section 13; provided, however, that, once business has been properly brought before the annual meeting of stockholders in accordance with such procedures, nothing in this Section 13 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of the meeting determines that business was not properly brought before the annual meeting of stockholders in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Nothing contained in this Section 13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

ARTICLE III

DIRECTORS

Section 1. Number. The business and affairs of the Corporation shall be managed under the direction of the Board which shall consist of not less than three nor more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the entire Board.

Section 2. Election. The directors elected at each annual meeting of stockholders shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal.

Section 3. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, even if less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 4. Removal. Any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the shares then entitled to vote at an election of directors, voting together as a single class.

Section 5. Regular Meetings. The regular annual meeting of the Board shall be held at such time and place as the Board may from time to time determine by resolution without other notice than as set forth in such resolution.

The regular monthly meetings of the Board shall be held at such time and place as the Board may from time to time determine by resolution.

The Board may by resolution change the times and places, either within or without the State of Massachusetts, for the holding of such regular monthly meetings, and such times and places for the holding of other regular meetings without notice other than such resolution.

Section 6. Special Meetings. Special meetings of the Board may be held at any time on the call of the Chairman of the Board or at the request in writing or by electronic transmission of a majority of the directors. Special meetings of the Board may be held at such place, either within or without the State of Massachusetts, as shall be specified or fixed in the call for such meeting or notice thereof.

Section 7. Notice of Special Meetings. Notice of each special meeting shall be deposited in the United States mail by or at the direction of the Secretary of the Corporation to each director addressed to him at his residence or usual place of business at least seventy-two (72) hours before the day on which the meeting is to be held, or shall be sent to him by electronic means, be delivered personally, or be given orally at least twenty-four (24) hours before the day on which the meeting is to be held, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If the Secretary of the Corporation shall fail or refuse to give any such notice, then notice may be given by the officer or any one of the directors making the call.

Notice may be waived in writing or by electronic transmission by any director, either before or after the meeting. Any meeting of the Board shall be a legal meeting without any notice thereof having been given if all directors shall be present thereat, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting, and any and all business may be transacted thereat.

Section 8. Quorum. A majority of the members of the Board then in office, or of a Committee thereof, shall constitute a quorum for the transaction of business, except that the presence of the Chairman of the Board shall be necessary to constitute a quorum of the Executive Committee of the Board, and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the Board or of the Committee thereof, except for the amendment of the By-laws which shall require the vote of not less than a majority of the members of the Board then in office.

Section 9. Action without a Meeting. Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board, or a Committee thereof, may be taken without a meeting if, before or after the action, all members of the Board or of the Committee consent thereto in writing or by electronic transmission and such consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. The writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the Board or Committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The consent shall have the same effect as a vote of the Board or Committee thereof for all purposes.

Section 10. The Chairman of the Board. A Chairman of the Board shall be elected by the Board from among its members for a prescribed term and may, or may not be, at the discretion of the Board, an employee or an officer of the Corporation. The Chairman of the Board shall perform such duties as shall be prescribed by the Board and, when present, shall preside at all meetings of the stockholders and the Board. In the absence or disability of the Chairman of the Board, the Board shall designate a member of the Board to serve as Chairman of the Board and such designated Board member shall have the powers to perform the duties of the office; provided, however, that if the Chairman of the Board shall so designate or shall be absent from a meeting of stockholders, the President shall preside at such meeting of stockholders.

Section 11. Organization. At all meetings of the Board the Chairman of the Board, or in his absence a member of the Board to be selected by the members present, shall preside as chairman of the meeting. The Secretary or an Assistant Secretary of the Corporation shall act as secretary of all meetings of the Board, except that in their absence the chairman of the meeting may designate any other person to act as secretary.

Section 12. Compensation. In the discretion of the Board, directors may be paid a fixed annual fee, in an amount to be determined by the Board, payable in convenient installments in cash or securities. In addition directors may be paid a fixed fee payable in cash or securities for attendance at meetings and reimbursed for expenses incurred in such attendance or otherwise in performance of duties as directors. Members of Committees may be paid compensation for service as Committee members. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13. Presence at Meeting. A member of the Board or of a Committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and be heard by each other. Participation in this manner constitutes presence in person at the meeting.

Section 14. Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate two or more directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution or in these By-laws, shall have and exercise all of the authority of the Board in the management of the Corporation provided the Executive Committee shall not have the authority of the Board in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation involving the Corporation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation, recommending to the stockholders a dissolution of the Corporation or a revocation thereof, filling vacancies on the Board or on any Committee of the Board (including the Executive Committee), amending, altering or repealing any By-laws of the Corporation, electing or removing officers of the Corporation, fixing the compensation of any member of the Executive Committee or amending, altering or repealing any resolution of the Board which by its terms provides that it shall not be amended, altered or repealed by the Executive Committee.

Section 15. Committees of the Board. The Board may designate one or more other Committees, each consisting of one or more directors of the Corporation as members and one or more directors as alternate members, with such power and authority as prescribed by the By-laws or as provided in a resolution adopted by a majority of the Board. Each Committee, and each member thereof, shall serve at the pleasure of the Board.

ARTICLE IV

OFFICERS

Section 1. Officers; Number. The officers of the Corporation shall be a President, one or more Executive Vice Presidents, Senior Vice Presidents and/or Vice Presidents, a Secretary, a Treasurer, a Controller, and such other subordinate corporate or divisional officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article. The Board may designate a variation in the title of any officer. Any two or more offices may be held by the same person except the offices of President and Secretary. In its discretion, the Board may leave unfilled, for any such period as it may fix by resolution, any corporate office, except those of President, Secretary and Treasurer.

Section 2. Election, Term of Office and Qualifications. The officers of the Corporation shall be elected annually by the Board at the first meeting of the Board held after the annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as the same can conveniently be held. Each officer, except such officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article, shall hold his office until his successor shall have been duly elected and shall have qualified or until his death, resignation or removal.

Section 3. Subordinate Officers.

(a) Subordinate Corporate Officers. The Board may annually appoint one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers, Auditors or Assistant Auditors, and such other subordinate corporate officers and agents as the Board may determine, to hold office as subordinate corporate officers for such period and with such authority and to perform such duties as may be prescribed by these By-laws or as the Board may from time to time determine. The Board may, by resolution, empower the President to appoint any such subordinate corporate officers or agents to hold office for such period and to perform such duties as may be prescribed in said resolution.

(b) Divisional Officers. The Board or the President may from time to time appoint employees of the Corporation as divisional officers who shall have such operating and divisional responsibilities as may be designated by the President. Such divisional officers shall not be corporate officers and shall serve at the discretion of, under the direction of, and subject to removal by, the President.

Section 4. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board or to the Chairman of the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Removal. Any of the officers designated in Section 1 of this Article may be removed at any time by the Board, by the vote of a majority of the total number of directors then in office. Any subordinate corporate officer appointed in accordance with Section 3 of this Article may be removed by the Board at any time by a majority vote of the directors present at any meeting of the Board at which a quorum is present, or by any superior officer upon whom such power of removal has been conferred by resolution of the Board. Any divisional officer appointed in accordance with Section 3 of this Article may be removed by the President at any time and at his sole discretion or by any superior officer upon whom the power of removal has been conferred by the President. The removal of any officer, subordinate officer or agent shall be without prejudice to the contract rights, if any, of the person so removed.

Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled for the unexpired portion of the term in the same manner in which an officer may be chosen to fill said office pursuant to Section 2 or Section 3 of this Article, as the case may be.

Section 7. Bonds. If the Board shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

Section 8. The President. The Board shall elect a President who shall be the Chief Executive Officer of the Corporation. He shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Board to delegate any specific powers, except such as may be by law exclusively conferred upon the President, to any officer or officers of the Corporation. All papers, documents, deeds, and other instruments required to be executed by the Corporation shall be signed and executed for the Corporation by the President when directed by, and in the manner prescribed by, the Board. He shall have the general powers and duties of supervision and management which are typically vested in the Chief Executive Officer of a corporation.

Section 9. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents.

(a) Executive Vice Presidents and Senior Vice Presidents shall have supervision over all such matters, other officers of the Corporation, including Vice Presidents, and in the case of Executive Vice Presidents, Senior Vice Presidents, and other employees as may be designated or assigned to them by the President, and shall perform such duties as the Board may designate or as may be assigned to them by the President. Whenever the term “Vice President” is used in any other Article of these By-laws, it shall be deemed to include Executive Vice Presidents and Senior Vice Presidents.

(b) The Vice Presidents shall perform such duties as the Board may designate or may be assigned to them by the President.

Section 10. Treasurer. The Treasurer shall:

(a) Subject to the supervision and direction of the Vice President—Finance, have the custody of all moneys, notes, bonds, securities and other evidences of indebtedness belonging to the Corporation, and shall keep full and accurate accounts of all moneys and securities received and of all moneys paid by him on account of the Corporation. He shall daily deposit all moneys, checks and drafts received to the credit and in the name of the Corporation, in such banks or other depositories as shall from time to time be authorized, approved or directed by the President, the Vice President—Finance, or the Board, and shall, on behalf of the Corporation, endorse for deposit or collection, checks, notes, drafts and other obligations, provided, however, that checks of the United States Government or of any state or municipal government, which may be received by any division of the Corporation, may be endorsed for deposit by the local manager of the division receiving the check, and provided further, however, that checks, warrants, drafts, notes and other negotiable instruments, which may be received by any division of the Corporation, may be endorsed by the local manager in the name of the Corporation for collection or deposit by or in the local bank authorized to carry the local accounts.

(b) Disburse the funds of the Corporation as may be ordered by the Board.

(c) Furnish to the Board, to the President and to such other officers as the Board may designate, at such times as may be required, an account of all his transactions as Treasurer.

(d) Perform such other duties pertaining to the business of the Corporation as shall be directed or required by the President, the Vice President—Finance, or the Board and, subject to the control of the Vice President—Finance, the Board and these By-laws, perform all acts incident to the office of the Treasurer.

(e) Give such bond of the faithful discharge of his duties as the Board may require.

The books and papers of the Treasurer shall at all times be open to the inspection of the President and each member of the Board.

Section 11. Secretary. The Secretary of the Corporation shall:

(a) Attend all meetings of the stockholders and of the Board, and keep the minutes of such meetings in one or more books provided for that purpose.

(b) Give, or cause to be given, all notices in accordance with the provisions of these By-laws, or as required by law.

(c) Have custody of the corporate records and of the seal of the Corporation and have authority to affix or impress the seal of the Corporation or a facsimile thereof on all certificates for shares of stock of the Corporation prior to the issue thereof, and all documents, the execution of which on behalf of the Corporation under its seal, is duly authorized.

(d) Sign with the President or a Vice President certificates for shares of stock of the Corporation, the issue of which shall have been authorized by resolution of the Board.

(e) See that the reports, statements, certificates and all other documents and records required by law are properly made, kept and filed.

(f) In general, perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board.

Section 12. Controller. The Controller shall:

(a) Maintain adequate records of all assets, liabilities and transactions of this Corporation; see that adequate audits thereof are currently and regularly made; and in conjunction with other officers and department heads initiate and enforce internal controls over financial reporting. His duties and powers shall extend to all subsidiary corporations and to all affiliated corporations.

(b) Prepare and furnish such reports and financial statements covering results of operations of the Corporation as shall be required of him by the President or the Board. Prepare and furnish such reports and statements showing the financial condition of the Corporation as shall be required of him by the President or the Board, and have the primary responsibility for the preparation of financial reports to the stockholders.

(c) Perform such other duties pertaining to the business of the Corporation as shall be directed or required by the President or the Board and, subject to the control of the President, the Board and these By-laws, perform all acts incident to the office of the Controller.

The books, records and papers of the Controller shall at all times be open to the inspection of the President and each member of the Board.

Section 13. Assistant Treasurers. If one or more Assistant Treasurers shall be elected or appointed pursuant to the provisions of Section 3 of this Article, then in the absence or disability of the Treasurer, the Assistant Treasurers shall perform all the duties of the Treasurer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Any such Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Board or any superior officer.

Section 14. Assistant Secretaries. If one or more Assistant Secretaries shall be elected or appointed pursuant to the provisions of Section 3 of this Article, then in the absence or disability of the Secretary, the Assistant Secretaries shall perform the duties of the Secretary, and when so acting shall have all the powers of, and be subject to all the restrictions imposed upon, the Secretary. Any such Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Board or any superior officer.

Section 15. Compensation. The compensation of the officers shall be fixed from time to time by the Board; provided that the Board may authorize any officer or Committee to fix the compensation of officers and employees. No officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE V

CAPITAL STOCK

Section 1. Certificates of Stock. Shares of capital stock of the Corporation may be certificated or uncertificated, as provided under relevant provisions of the Delaware General Corporation Law and resolutions duly adopted by the Board. Any certificates representing shares of stock of the Corporation which may be issued shall be in such form as shall be approved by the Board and shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation.

Any or all of the signatures on a certificate may be facsimiles. The validity of any stock certificate of the Corporation signed and executed by or in the name of duly qualified officers of the Corporation shall not be affected by the subsequent death, resignation, or the ceasing for any other reason of any such officer to hold such office, whether before or after the date borne by or the actual delivery of such certificate.

The name of the person owning the shares of stock of the Corporation represented by certificates, with the number of such shares and the date of issue, shall be entered on the Corporation’s capital stock records.

All certificates surrendered to the Corporation shall be cancelled, and no new certificates shall be issued nor shall a record be made regarding the issuance of uncertificated shares of stock of the Corporation until the former certificate for the same number of shares of stock of the Corporation shall have been surrendered and cancelled except in case of a lost or destroyed certificate.

The Corporation may treat the holder of record of any share or shares of stock of the Corporation, whether the shares are issued in certificated or uncertificated form, as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

Section 2. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares of stock of the Corporation, or record the issuance of uncertificated shares of stock of the Corporation, in place of a certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in form satisfactory to the Corporation sufficient to indemnify the Corporation, its transfer agents and registrars against any claim that may be made against them on account of the alleged lost or destroyed certificate or the issuance of such a new certificate or the recording of the issuance of uncertificated shares.

Section 3. Transfer of Shares. The Board, at its option, may appoint a transfer agent and registrar, or one or more transfer agents and one or more registrars, or either, for the shares of stock of the Corporation. Shares of stock of the Corporation shall be transferable in the manner prescribed by applicable law and these By-laws. Subject to any restrictions on transfer imposed at the time of issuance, as such restrictions may be modified by the Board or to comply with applicable law, uncertificated shares shall be transferable upon proper instructions from the holder or a duly authorized attorney, and certificated shares shall be transferable by the owner thereof in person or by a duly authorized attorney, upon surrender of the certificates therefor properly endorsed, in each case with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Any transfer effected in accordance with these By-laws shall be so reflected on the books of the Corporation.

Section 4. Regulations. The Board shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation or the issue, transfer and registration of any such shares in uncertificated form.

ARTICLE VI

EXECUTION OF INSTRUMENTS ON BEHALF OF THE CORPORATION

Section 1. Contracts. Except as herein provided, all contracts of the Corporation shall be signed in the name of the Corporation, by the President, a Vice President or the Treasurer, and, if required, sealed with the Corporate Seal and attested by the Secretary or an Assistant Secretary of the Corporation.

Bids and contracts for the purchase or sale of merchandise in the ordinary course of business of the Corporation or any of its divisions, together with bonds given to secure the performance thereof, shall be executed in the name of the Corporation or in an authorized divisional name by an officer authorized to sign contracts as above specified in this Section 1, or, if relating to the business of a division, by an Officer, Manager or Assistant Manager of such division.

Section 2. Bills of Exchange, Promissory Notes, Bonds or Other Evidence of Indebtedness of the Corporation, Bonds of Indemnity, and Securities Received. All bills of exchange, promissory notes, bonds, or other evidences of indebtedness of the Corporation shall be signed in the name of the Corporation by the President, or a Vice President, and shall be countersigned by the Treasurer or by an Assistant Treasurer.

All forms of bonds of indemnity, the execution of which is required of the Corporation, shall be signed in the name of the Corporation by the President, a Vice President, the Treasurer or an Assistant Treasurer, and shall be countersigned by the Secretary or an Assistant Secretary of the Corporation.

Any securities received by the Corporation in settlement or for security for the payment of any indebtedness due the Corporation may be sold, assigned, transferred and delivered by the President, a Vice President or the Treasurer, and all instruments of conveyance, assignment or transfer thereof shall be executed in the name of the Corporation by such officers, attested by the Secretary or an Assistant Secretary of the Corporation, and the corporate seal attached.

Section 3. Checks and Accounts. All checks shall be signed by either the President, a Vice President, the Treasurer or an Assistant Treasurer, the Controller or Assistant Controller and also signed by either the Controller or an Assistant Controller, an Auditor or an Assistant Auditor, the Secretary or an Assistant Secretary of the Corporation, and no other person or persons shall be authorized to sign checks upon or against the funds of the Corporation except as hereinafter provided.

Checks drawn for the payment of dividends on shares of stock of the Corporation, and such other checks as may be designated in writing by the President, together with a Vice President or the Treasurer, may bear facsimile signatures, provided, however, that for the purpose of transfer ring funds between banks in which the Corporation has monies on deposit, the Treasurer or an Assistant Treasurer may direct or authorize the use of checks payable to a depository bank for credit of the Corporation, which checks shall have plainly printed upon their face “Depository Transfer Check” and shall require no signature other than the printed name of the Corporation.

The respective Officers, Managers or Assistant Managers, Credit Managers or Credit Supervisors of the Corporation’s Divisions, are authorized to file claims for and to collect on behalf of the Corporation any amounts due for merchandise sold or invoiced from such divisions, and in the name of the Corporation, or in an authorized divisional name, to give proper receipts, releases and waivers of mechanics’ and materialmen’s liens in connection therewith.

Section 4. Conveyances, Leases, Releases and Satisfaction of Judgment and Mortgages. All conveyances, leases and releases and satisfactions of judgment and mortgages shall be signed in the name of the Corporation by the President, a Vice President or the Treasurer, sealed with the corporate seal and attested by the Secretary or an Assistant Secretary of the Corporation.

Section 5. Other Instruments. All other instruments not hereinabove specifically designated shall be signed in the name of the Corporation by the President, a Vice President, or Treasurer, and, if required, sealed with the corporate seal and attested by the Secretary or an Assistant Secretary of the Corporation, provided, however, that notwithstanding the provisions contained in these By-laws, the Board may at any time direct the manner in which and the person by whom any particular instrument, contract or obligation, or any class of instruments, contracts or obligations of the Corporation may and shall be executed.

Section 6. Miscellaneous. Whenever the Board directs the execution of an instrument, contract or obligation and does not specify the officer who shall execute the same, it shall be executed as hereinabove provided.

ARTICLE VII

CORPORATE SEAL

The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the words “Corporate Seal-2021-Delaware.” Said seal may be used by causing it or a facsimile or equivalent thereof to be impressed or affixed or reproduced, and shall be in the custody of the Secretary of the Corporation. If and when so directed by the Board, a duplicate of the seal may be kept and used by the Treasurer, or by any Assistant Treasurer or Assistant Secretary of the Corporation.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1. Dividends. Dividends upon the outstanding shares of stock of the Corporation may be paid from any source permitted by law. Dividends may be declared at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with Section 9 of Article III of these By-laws) and may be paid in cash, in property or in the form of a capital stock dividend.

Section 2. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December each year, unless otherwise provided by resolution of the Board.

Section 3. Stock in other Corporations. Any shares of stock in any other corporation which may from time to time be held by the Corporation may be represented and voted at any meeting of stockholders of such corporation by the President of the Corporation or by any other person or persons thereunto authorized by the Board, or by any proxy designated by written instrument of appointment executed in the name of the Corporation either by the President, or a Vice President, and attested by the Secretary or an Assistant Secretary of the Corporation.

Shares of stock in any other corporation which shares are owned by the Corporation need not be held in its name, but may be held for its benefit in the individual name of the President or of any other nominee designated for the purpose by the Board. Certificates for shares so held for the benefit of the Corporation shall be endorsed in blank, or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as the Board shall from time to time determine.

Section 4. Selection of Auditors. The directors shall select independent auditors to audit the books and records of the Corporation for the current fiscal year, subject to the approval of the stockholders at the annual meeting of stockholders. Should the auditors resign, be removed for good cause shown, or otherwise fail to serve during or with respect to said year, a majority of the directors shall select a substitute firm of auditors to serve with respect to said year.

ARTICLE IX

INDEMNIFICATION

Section 1. Actions, Suits or Proceedings other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was or has agreed to become a director or officer of the Corporation, or is or was serving or who has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent not prohibited by applicable law, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. The Corporation shall have the power to indemnify its other officers, employees and other agents as set forth in the DGCL or other applicable law.

Section 2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent not prohibited by applicable law, against costs, charges, expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges, and expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise, in defense of any action, suit or proceeding referred to in Section 1 and Section 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 4. Determination of Right to Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer of the Corporation, or a person who has agreed to become a director or officer of the Corporation, or is or was serving or who has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article, as the case may be. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation.

Section 5. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys’ fees) incurred by a director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced in the event it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article. Such costs, charges and expenses (including attorneys’ fees) incurred by former directors and officers or by persons serving at the request of the Corporation as directors or officers of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 6. Procedure for Indemnification. Any indemnification under Section 1, Section 2 or Section 3 of this Article, or advance of costs, charges and expenses under Section 5 of this Article, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days. Such person’s costs, charges and expenses incurred in connection with successfully establishing right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 or Section 2 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 7. Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or these By-laws or any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these By-laws shall not be eliminated or impaired by an amendment to or repeal or elimination of a provision of the Certificate of Incorporation or these By-laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article but whom the Corporation has the power or obligation to indemnify, under the provisions of the DGCL, or otherwise.

Section 8. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving or who has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board.

Section 9. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, any portion of this Article so invalidated shall be severable and such invalidity shall not by itself render any other portion of this Article invalid, and the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

Section 10. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article to directors and officers of the Corporation.

ARTICLE X

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including breach of any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL, the Certificate of Incorporation or these By-laws (each, as in effect from time to time) or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee of agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relieve and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth in this Article X with respect to any future actions or claims.

ARTICLE XI

AMENDMENTS

Except as otherwise required by law or the Certificate of Incorporation, these By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted, either by the affirmative vote of two-thirds of the shares of stock of the Corporation outstanding and entitled to vote thereon, voting together as a single class, or by the affirmative vote of a majority of the Board then in office.